Exhibit 10.6

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Escrow Agreement”) is made as of December 13, 2014, by and among TIMEPAYMENT CORP., a Delaware corporation (“TimePayment”), MF2 HOLDINGS LLC, a Delaware limited liability company (“MF2”, and together with TimePayment, a “Borrower” and collectively the “Borrowers”), SANTANDER BANK, N.A. having an office at 75 State Street, Boston, Massachusetts 02109 (“Santander”) and BNY MELLON, N.A., a national banking association with its principal place of business at BNY Mellon Center, Pittsburgh, PA 15258 as Escrow Agent (the “Escrow Agent”).

WHEREAS, Santander will be the agent under (a) that certain Third Amended and Restated Credit Agreement among Santander, as Agent, the Lenders party thereto, TimePayment and MF2, dated as of the date hereof (the “Amended and Restated Credit Agreement”) and (b) that certain Credit Agreement among Santander, as Agent and Lender, TimePayment and MF2, dated as of the date hereof (the “New Credit Agreement” and, together with the Amended and Restated Credit Agreement, the “Loan Documents”);

WHEREAS, references to the “Agent” herein are references to Santander in its capacity as agent under the Loan Documents;

WHEREAS, Santander and the Borrowers are referred to collectively herein as the “Escrow Parties”;

WHEREAS, TimePayment is a wholly-owned subsidiary of MicroFinancial Incorporated, a Massachusetts corporation and the sole stockholder of TimePayment (“Seller”);

WHEREAS, TimePayment and Santander, inter alia, are parties to a certain Second Amended and Restated Credit Agreement, dated as of December 21, 2012 (as heretofore amended, the “Existing Credit Agreement”);

WHEREAS, MF Parent LP, a Delaware limited partnership (the “Parent”), MF Merger Sub Corp., a Massachusetts corporation wholly-owned by Parent (the “Purchaser”) and Seller have entered into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), which provides, among other things,for the Purchaser to commence a tender offer to purchase all of the issued and outstanding shares of common stock, par value $.01 per share (the “Shares”), of Seller (the “Offer”);

WHEREAS, pursuant to the terms of the Merger Agreement, the Offer and the transactions contemplated thereby, it is contemplated that Purchaser shall become the owner of at least two thirds (66 2/3%) of the Shares on a “fully diluted basis” (the “Escrow Release Event”); and

WHEREAS, the Borrowers and Santander wish to sign and deposit the Loan Documents with the Escrow Agent, and the Escrow Agent is willing to hold the Loan Documents in escrow, all in accordance with, and upon the terms and subject to the conditions of, this Escrow Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.  ESTABLISHMENT OF ESCROW

1.1          Simultaneously with the execution and delivery of this Escrow Agreement, each of the Borrowers and Santander has caused its officer or representative thereunto duly authorized to sign a counterpart signature page to each of the Loan Documents, and each of the Borrowers and Santander shall promptly, but in any event on the date hereof, deposit each of the Loan Documents, together with their respective signed counterpart signature pages, with the Escrow Agent to be held in escrow hereunder (the “Escrowed Documents”).

1.2          The Escrow Agent hereby agrees to act as escrow agent hereunder and upon receipt of the Escrowed Documents shall hold, safeguard and release the Escrowed Documents upon the terms and subject to the conditions hereof.

2.  RELEASE OF ESCROWED DOCUMENTS

2.1          Upon receipt of a joint written instruction signed by each Borrower and Santander, the Escrow Agent shall take such actions with respect to the Escrowed Documents as specified in such written instruction.

2.2          Upon receipt by the Escrow Agent of a certification letter in the identical form of Exhibit A attached hereto, signed by each Borrower:

(a)           if the Escrow Agent has also received a certification letter in the identical form of Exhibit B attached hereto, signed by Santander, the Escrow Agent shall immediately and simultaneously release and deliver to each of the Escrow Parties the fully signed Amended and Restated Credit Agreement and destroy all copies of the New Credit Agreement in its possession;

(b)           if the Escrow Agent has not received a certification letter in the identical form of Exhibit B, signed by Santander, the Escrow Agent shall immediately and simultaneously release and deliver to each of the Escrow Parties the fully signed New Credit Agreement and destroy all copies of the Amended and Restated Credit Agreement in its possession.

Each Borrower and Santander agrees that upon the Escrow Agent’s release and delivery of the Amended and Restated Credit Agreement or the New Credit Agreement, as the case may be, to the Escrow Parties, the Loan Document so released and delivered shall immediately and automatically without the need for any further action whatsoever by any Person become a binding obligation of all parties thereto in accordance with its terms.

2.3          If the Escrow Agent has not received any written instruction in accordance with Paragraph 2.1 or any written certification in accordance with Paragraph 2.2 within 120 days after the date hereof, the Escrow Agent shall destroy all Escrowed Documents.

2.4          Whenever the Escrow Agent destroys any Escrowed Documents hereunder, it shall notify each of the Escrow Parties in writing of such destruction, specify in such notice the documents so destroyed and certify as to the destruction thereof.

2.5          Notwithstanding any other provision in this Escrow Agreement to the contrary, the Escrow Agent shall release or destroy the Escrowed Documents in accordance with a notice in writing from any Escrow Party delivered to the Escrow Agent of a final and non-appealable order from a court of competent jurisdiction requiring such release or destruction, accompanied by a copy of such order.

2.6          This Escrow Agreement and all the obligations of the Escrow Parties and the Escrow Agent under this Escrow Agreement shall terminate upon the earlier to occur of (a) the release of the Escrowed Documents in accordance with Paragraph 2.1, Paragraph 2.2 or Paragraph 2.5 and (b) the destruction of the Escrowed Documents in accordance with Paragraph 2.3 or Paragraph 2.5 and the satisfaction by the Escrow Agent of its obligations under Paragraph 2.4.

3.  ESCROW AGENT

3.1                         To help the government fight the funding of terrorism and money laundering activities, Federal laws require all financial institutions to obtain, verify and record information that identifies each individual or entity that opens an account.  Therefore, the Escrow Agent must obtain the name, address, taxpayer or other government identification number, and other information, such as date of birth for individuals, for each individual and business entity that is a party to this Escrow Agreement.  For individuals signing this Escrow Agreement on their own behalf or on behalf of another, the Escrow Agent requires a copy of a driver’s license, passport or other form of photo identification.  For business and other entities that are parties to this Escrow Agreement, the Escrow Agent will require such documents, as it deems necessary to confirm the legal existence of the entity.

At the time of or prior to execution of this Escrow Agreement, any Escrow Party providing a tax identification number for tax reporting purposes shall provide to the Escrow Agent a completed IRS Form W-9, and every individual executing this Escrow Agreement on behalf of an Escrow Party shall provide to the Escrow Agent a copy of a driver’s license, passport or other form of photo identification acceptable to the Escrow Agent.  The Escrow Parties agree to provide to the Escrow Agent such organizational documents and documents establishing the authority of any individual acting in a representative capacity as the Escrow Agent may require in order to comply with its established practices, procedures and policies.

3.2          The Escrow Agent undertakes to perform only such duties as are expressly set forth in this Escrow Agreement.  The Escrow Agent’s duties shall be determined only with reference to this Escrow Agreement and applicable laws and it shall have no implied duties.  The Escrow Agent shall not be bound by, deemed to have knowledge of, or have any obligation to make inquiry into or consider, any term or provision of any agreement between any of the Escrow Parties and/or any other third party or as to which the escrow relationship created by this Escrow Agreement relates, including without limitation any documents referenced in this Escrow Agreement.

3.3          Except in cases of the Escrow Agent’s bad faith, willful misconduct or gross negligence, the Escrow Agent shall be fully protected (i) in acting in reliance upon any certificate, statement, request, notice, advice, instruction, direction, other agreement or instrument or signature reasonably and in good faith believed by the Escrow Agent to be genuine, (ii) in assuming that any person purporting to give the Escrow Agent any of the foregoing in connection with either this Escrow Agreement or the Escrow Agent’s duties, has been duly authorized to do so, and (iii) in acting or failing to act in good faith on the advice of any counsel retained by the Escrow Agent.  The Escrow Agent shall not be liable for any mistake of fact or law or any error of judgment, or for any act or omission, except as a result of its bad faith, willful misconduct or gross negligence. The Escrow Agent shall not be responsible for any loss incurred upon any action taken under circumstances not constituting bad faith, willful misconduct or gross negligence.

3.4          Without limiting the generality of the foregoing, it is agreed that in no event will the Escrow Agent be liable for any lost profits or other indirect, special, incidental or consequential damages which the parties may incur or experience by reason of having entered into or relied on this Escrow Agreement or arising out of or in connection with the Escrow Agent’s services, even if the Escrow Agent was advised or otherwise made aware of the possibility of such damages; nor shall the Escrow Agent be liable for acts of God, acts of war, breakdowns or malfunctions of machines or computers, interruptions or malfunctions of communications or power supplies, labor difficulties, actions of public authorities, or any other similar cause or catastrophe beyond the Escrow Agent’s reasonable control.

3.5          In the event that the Escrow Agent shall be uncertain as to its duties or rights under this Escrow Agreement, or shall receive any certificate, statement, request, notice, advice, instruction, direction or other agreement or instrument from any other party with respect to the Escrowed Documents which, in the Escrow Agent’s reasonable and good faith opinion, is in conflict with any of the provisions of this Escrow Agreement, or shall be advised that a dispute has arisen with respect to the Escrowed Documents, the Escrow Agent shall be entitled, without liability to any person, to refrain from taking any action other than to keep safely the Escrowed Documents until the Escrow Agent shall be directed otherwise in accordance with joint written instructions signed by all of the Escrow Parties or an order of a court with jurisdiction over the Escrow Agent.  The Escrow Agent shall be under no duty to institute or defend any legal proceedings, although the Escrow Agent may, in its discretion and at the expense of the Escrow Parties, institute or defend such proceedings.

3.6          The Escrow Parties jointly and severally agree to indemnify the Escrow Agent for, and to hold it harmless against, any and all claims, suits, actions, proceedings, investigations, judgments, deficiencies, damages, settlements, liabilities and expenses (including reasonable legal fees and expenses of attorneys chosen by the Escrow Agent) as and when incurred, arising out of or based upon any act, omission, alleged act or alleged omission by the Escrow Agent or any other cause, in any case in connection with the acceptance of, or performance or non-performance by the Escrow Agent of, any of the Escrow Agent’s duties under this Escrow Agreement, except as a result of the Escrow Agent’s bad faith, willful misconduct or gross negligence.

3.7          The Escrow Agent may resign and be discharged from its duties and obligations hereunder at any time by giving no less than ten (10) days’ prior written notice of such resignation to the Escrow Parties, specifying the date when such resignation will take effect.  Thereafter, the Escrow Agent shall have no further obligation to the Escrow Parties except to hold the Escrowed Documents and not otherwise.  In the event of such resignation, the Escrow Parties agree that they will jointly appoint a successor escrow agent within ten (10) days of notice of such resignation.  The Escrow Agent shall refrain from taking any action until it shall receive joint written instructions from the Escrow Parties designating the successor escrow agent.  Escrow Agent shall deliver the Escrowed Documents to such successor escrow agent in accordance with such instructions and the Escrow Agent shall thereafter have no further obligation to the Escrow Parties.

3.8          The Escrow Agent shall charge an annual administrative fee of $      , payable promptly after the execution of this Escrow Agreement and then each subsequent fee due on each annual anniversary date of this Escrow Agreement.  The annual fee shall be deemed to have been earned when charged, and, if the Agreement is terminated for any reason, whether voluntarily or involuntarily, during the one year period, the fee shall not be reduced or refunded.  The Escrow Parties agree that the Escrow Agent shall be entitled to refrain from the release and/or destruction of the Escrowed Documents otherwise required hereby if any fees, expenses or other amounts owed to the Escrow Agent remain unpaid on the date such release and/or destruction would otherwise be made. In addition, in the event that any fees, expenses or other amounts owed to the Escrow Agent pursuant to this Escrow Agreement remain unpaid for a period of more than thirty (30) days after the delivery to the Escrow Parties of an invoice for such fees, expenses or other amounts, the Escrow Agent shall at any time thereafter, prior to receipt of payment of all amounts due and owing to the Escrow Agent hereunder, deliver to the Escrow Parties written notice of the Escrow Agent’s intention to destroy the Escrowed Documents and upon the expiration of thirty (30) days from the date of such notice, if any amounts due and owing to the Escrow Agent hereunder then remain unpaid, the Escrow Agent is hereby authorized to destroy the Escrowed Documents.

4.  GENERAL

4.1          Unless otherwise specified herein, all notices hereunder to any party hereto shall be in writing and shall be deemed to have been given when delivered by hand, or when sent by electronic facsimile transmission, or on the first business day after delivery to any overnight delivery service, freight pre-paid, or five (5) days after being sent by certified or registered mail, return receipt requested, postage pre-paid, and addressed to such party at its address indicated below, provided that notices will be deemed to have been given to the Escrow Agent on the actual date received:

If to the Borrowers, at

c/o MicroFinancial Incorporated

16 New England Executive Park, Suite 200
Burlington, Massachusetts 01803

Attention:  Richard F. Latour and James R. Jackson, Jr.

Facsimile:  (781) 994-4710

c/o Fortress Investment Group
1345 Avenue of the Americas, 46th Floor
New York, NY 10105
Attention:  General Counsel — Credit Funds
Fax No.: 917-639-9672
Email:  gc.credit@fortress.com

with a copy (which shall not constitute notice) to:

Milbank, Tweed, Hadley & McCloy LLP
1 Chase Manhattan Plaza
New York, NY 10005
Attention:  David Zeltner, Esq. and Michael J. Bellucci, Esq.
Fax No.: 212-822-5410 and 212-822-5003

If to the Agent or Santander, at

Santander Bank, N.A.

75 State Street

MA1-SST-04-08

Boston, Massachusetts 02109

Attention: Carmen Posteraro, Vice President

Facsimile: (617) 757-3564

with a copy (which shall not constitute notice) to:

Sullivan & Worcester LLP

One Post Office Square

Boston, Massachusetts 02109

Attention:  William A. Levine, Esq. and Lewis N. Segall, Esq.

Facsimile:  (617) 338-2880

If to the Escrow Agent, at:

BNY Mellon, National Association, Escrow Agent

c/o Escrow Services

Banking Services Support Center; Suite 154-0655

500 Ross Street

Pittsburgh, PA 15262

Phone: 412.234.7796 / 412.234.2350/ 412.234.8797

Fax: 732.667.4499 / 615.932.4035

Email : escrowservices@bnymellon.com

with a copy (which shall not constitute notice) to:

Bruce D. Berns, Esq.

Abendroth, Berns & Warner LLC

40 Grove Street, Suite 375

Wellesley, MA 02482

Facsimile: (781) 237-8891

or at any other address specified by such party in writing.  In all cases the Escrow Agent shall be entitled to rely on a copy or a fax transmission of any document with the same legal effect as if it were the original of such document.  The Escrow Parties shall promptly notify the Escrow Agent of any changes to the contact information contained in this section and the Escrow Agent may rely on the contact information contained in this section until notified of a change.

To facilitate the performance by the Escrow Agent of its duties and obligations hereunder, including resolving any issues arising hereunder (but not the giving of notice as provided above), the Escrow Parties agree that the Escrow Agent may contact the following representatives of each of the Escrow Parties identified below, or such other individuals as any of the Escrow Parties may identify by written notice to the Escrow Agent (two required for each Escrow Party):

TimePayment Corp.:

Name:	Richard Latour
Telephone:	(805) 367-8900
E-mail:	Richard.Latour@Timepaymentcorp.com

Name:	James R. Jackson, Jr.
Telephone:	(781) 994-4800
E-mail:	James.Jackson@Timepaymentcorp.com

MF2 Holdings LLC:

Name:	Scott Lustig
Telephone:	(212) 515-7816
E-mail:	slustig@fortress.com

Name:	Douglas Greeff
Telephone:	(212) 823-5626
E-mail:	Douglas@greeff.us

Santander Bank, N.A.

Name:	Carmen Posteraro
Telephone:	(617) 646-2568
E-mail:	carmen.posteraro@santander.us

Name:	Jeffrey G. Millman
Telephone:	(617) 757-5668
E-mail:	jmillman@santander.us

4.2          Neither this Escrow Agreement nor any provision hereof may be amended, waived, discharged or terminated except by a written instrument signed by all the parties hereto.

This Escrow Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  The captions in this Escrow Agreement are for convenience of reference only and shall not define or limit the provisions hereof.  This Escrow Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument.  In proving this Escrow Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

4.3          This Escrow Agreement expresses the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements with respect to the subject matter hereof.

4.4          EACH PARTY HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS ESCROW AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER, THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, AND AGREES THAT IT WILL NOT SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.  EXCEPT AS PROHIBITED BY LAW, EACH PARTY HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THE PRECEDING SENTENCE ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES.

4.5          THIS ESCROW AGREEMENT IS A CONTRACT UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID STATE (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW, OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH SHALL APPLY TO THIS ESCROW AGREEMENT).  THE ESCROW PARTIES CONSENT TO THE JURISDICTION OF ANY OF THE FEDERAL OR STATE COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN CONNECTION WITH ANY SUIT TO ENFORCE THIS ESCROW AGREEMENT AND CONSENT TO SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE BY MAIL AT THE PARTIES ADDRESSES SET FORTH HEREIN.  THE ESCROW PARTIES IRREVOCABLY WAIVE ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH ACTION BROUGHT IN THE COURTS REFERRED TO IN THIS PARAGRAPH AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH ACTION THAT SUCH ACTION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

4.6          The provisions of this Escrow Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Escrow Agreement in any jurisdiction.

4.7          The Escrow Agent agrees to protect information furnished by the Escrow Parties related to this Escrow Agreement from disclosure to third parties with the same degree of care that it protects comparable information relating to its other escrow relationships and shall use reasonable commercial efforts to prevent the disclosure of such information to third parties.

4.8          TimePayment agrees to pay all fees and expenses of all parties in connection with this Escrow Agreement, including without limitation, the fees and expenses of the Escrow Agent when due.

IN WITNESS WHEREOF, the undersigned have duly executed this Escrow Agreement under seal as of the date first above written.

TIMEPAYMENT CORP.

By:	/s/James R. Jackson Jr.
	Name:	James R. Jackson, Jr.
	Title:	Senior Vice President and Chief Executive Officer

MF2 HOLDINGS LLC

By:	/s/ David E. King
	Name:	David E. King
	Title:	Secretary and Treasurer

IN WITNESS WHEREOF, the undersigned has duly executed this Escrow Agreement under seal as of the date first above written.

SANTANDER BANK, N.A.

By:	/s/ Carmen Posteraro
	Name:	Carmen Posteraro
	Title:	Vice President

IN WITNESS WHEREOF, the undersigned has duly executed this Escrow Agreement under seal as of the date first above written.

BNY MELLON, N.A.

By:	/s/ Diana Kenneally
Name:	Diana Kenneally
Title:	Vice President

Exhibit A

, 2015

BNY Mellon, N.A., Escrow Agent

c/o Escrow Services

Banking Services Support Center; Suite 154-0655

500 Ross Street

Pittsburgh, PA 15262

Phone: 412.234.7796 / 412.234.2350/ 412.234.8797

Fax: 732.667.4499 / 615.932.4035

Email: escrowservices@bnymellon.com

Santander Bank, N.A.
75 State Street
Boston, MA 02109
Attn:  Carmen Posteraro, Vice President
Phone:  (617) 646-2568
Fax:  (617) 757-3564
Email:  carmen.posteraro@santander.us

Escrow Agreement Dated December 13, 2014 Among
TimePayment Corp., MF2 Holdings LLC, Santander Bank, N.A.
and BNY Mellon, N.A., as Escrow Agent (the “Escrow Agreement”)

Ladies and Gentlemen:

We refer to the above Escrow Agreement.  Capitalized terms used but not defined in this letter shall have the meaning ascribed to such terms in the Escrow Agreement.

The undersigned hereby certify to the Escrow Agent and Santander that the Escrow Release Event has occurred.

Very truly yours,

TIMEPAYMENT CORP.

By:
Name:
Title:

MF2 HOLDINGS LLC

By:
Name:
Title:

Exhibit B

, 2015

BNY Mellon, N.A., Escrow Agent

c/o Escrow Services

Banking Services Support Center; Suite 154-0655

500 Ross Street

Pittsburgh, PA 15262

Phone: 412.234.7796 / 412.234.2350/ 412.234.8797

Fax: 732.667.4499 / 615.932.4035

Email: escrowservices@bnymellon.com

TimePayment Corp.
16 New England Executive Park, Suite 200
Burlington, MA 01803
Attn:

MF2 Holdings LLC
c/o Fortress Investment Group
1345 Avenue of the Americas, 46th Floor
New York, NY 10105
Attention:  General Counsel — Credit Funds
Fax No.: 917-639-9672
Email:  gc.credit@fortress.com

Attn:

Escrow Agreement Dated December 13, 2014 Among
TimePayment Corp., MF2 Holdings LLC, Santander Bank, N.A.
and BNY Mellon, National Association, as Escrow Agent (the “Escrow Agreement”)

Ladies and Gentlemen:

The undersigned refers to the above Escrow Agreement.  Unless otherwise indicated, capitalized terms used but not defined in this letter shall have the meaning ascribed to such terms in the Escrow Agreement.

The undersigned hereby certifies that each of the Lenders (as defined in the Existing Credit Agreement) has agreed either (i) to execute and deliver the Amended and Restated Credit Agreement, or (ii) to assign all of its “Commitment” (as defined in the Existing Credit Agreement) and all its interests in the risk relating to any “Loan” (as defined in the Existing Credit Agreement) to Santander.

Very truly yours,

SANTANDER BANK, N.A.

By:
Name:
Title: